Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Timothy K. Zimmerman, Chief Executive Officer of Standard AVB Financial Corp. (the “Company”), and Susan Parente, Executive Vice President and Chief Financial Officer of the Company, each certify in his or her capacity as an executive officer of the Company that he or she has reviewed the annual report on Form 10-K for the year ended December 31, 2017 (the “Report”) and that to the best of his or her knowledge:
1.
the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 2, 2018	/s/ Timothy K. Zimmerman Timothy K. Zimmerman Chief Executive Officer
Date: April 2, 2018	/s/ Susan Parente Susan Parente Executive Vice President and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.